UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF ALABAMA
SOUTHERN DIVISION

JOHN RAMSAY and	*	
CARL D. DEKLE, as Personal Representative	*	
of the Estate of Brian A. Dekle, Deceased,	*	
	*	
Plaintiffs,	*	
vs.	*	**Case No.: 1:17-cv-63**
	*	
GLOBAL DIGITAL SOLUTIONS, INC.;	*	
NORTH AMERICAN CUSTOM SPECIALTY	*	
VEHICLES, INC.; and RICHARD J.	*	
SULLIVAN,	*	
	*	
Defendants.		

PRO TANTO SETTLEMENT AGREEMENT BETWEEN PLAINTIFFS AND DEFENDANTS GLOBAL DIGITAL SOLUTIONS, INC. AND NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, INC. ("Settling Defendants")

Plaintiffs and Settling Defendants agree as follows:

(1) Judgment is due to be entered against Settling Defendants in the amount of $300,000.00, and Settling Defendants hereby authorize Plaintiffs to file this Settlement Agreement with the Court along with a request for entry of final judgment in said amount against Settling Defendants.

(2) Settling Defendants hereby grant, bargain, sell and convey unto Plaintiffs the following vehicles/trailers:

YR.	MAKE/MODEL	TYPE	VIN #	NACSV #	STATE	COLOR
2011	Renegade/KZT30TA	Trailer-	1K9500P3XB1160042	T0032	Florida	White
2011	Renegade/KZT30TA	Trailer-	1K9500P31B1160043	T0033	Maryland	White
2011	Renegade/KZT30TA	Trailer-	1K9500P33B1160044	T0034	Utah	White
2011	Renegade/KZT30TA	Trailer-	1K9500P35B1160045	T0035	Demo	White
2012	Renegade/KZT30TA	Trailer-	1K9500P37B1160046	10036	Michigan	White
2012	Renegade/ODTN2VOC VO4C	Toter	1FVACWDY5DHBY9786	T0066	Demo	White

(3)
Settling Defendants shall, at all times, assist Plaintiffs in obtaining possession of the said vehicles/trailers and perfecting title therein and hereby warrant and shall forever defend Plaintiffs' title therein and rights thereto.

(4) Settling Defendants shall pay to Plaintiffs the sum of $20,000 not later than August 31 2017, by wiring said amount to Davis & Fields, P.C.'s trust account pursuant to wiring instructions supplied by said firm.

(5) Settling Defendants hereby unconditionally and forever release Plaintiffs and their respective heirs, successors, assigns, attorneys and affiliated businesses of and from any and all liability, claims, demands, actions, causes of action, obligations, etc., in any way related to the matters addressed in this litigation or that could have been addressed in this litigation.

(6) Should (a) Settling Defendants perform all of their obligations under this Agreement in strict accordance with the terms hereof, (b) Plaintiffs peaceably obtain possession of, and title to, said vehicles/trailers on or before August 15, 2017, and (c) neither Settling Defendant file (or has filed against it) a petition for relief under the United States Bankruptcy Code within ninety-one (91) days elapse after the occurrence of the conditions described in clauses (6) (a) and (6) (b), then said judgment shall be deemed satisfied and Plaintiffs shall be deemed to have released Settling Defendants from any further claims that either or both Plaintiffs may currently have; otherwise, said judgment will remain in full force and effect in its original face amount and Plaintiffs may pursue any and all other claims against Settling Defendants.

(7) Settling Defendants shall execute such further instruments and take such further steps as Plaintiffs may reasonably request in order to effect the intents and purposes of this Agreement. This Agreement contains the entire understanding of the parties and supercedes any and all other stipulations, representations, etc.; no amendment shall be effective unless in writing signed by the parties.

(8) Plaintiffs specifically reserve all of their rights against Defendant Richard J. Sullivan, including, without limitation, the rights arising from the entry of default against him in this litigation.

(9) Each person signing this Agreement purportedly for a Settling Defendant represents that he or she is duly authorized to execute this Agreement on behalf of such Defendant.

NORTH AMERICAN CUSTOM SPECIALITY VEHICLES, INC. By: ______________________ As: ______________________	**GLOBAL DIGITAL SOLUTIONS, INC.** By: ______________________ As: ______________________
______________________ **JOHN RAMSAY**	______________________ **CARL D. DEKLE AS PERSONAL REPRESENTATIVE OF THE ESTATE OF BRIAN A. DEKLE, DECEASED**

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